Exhibit 10.6

LINE OF CREDIT AGREEMENT

THIS AGREEMENT made August 19, 2005, between COACH CAPITAL LLC (the "Lender"), a Delaware limited liability company, of EPS-D (2016), P.O. Box 02-5548Miami, FL 33102; and WENTWORTH ENERGY, INC. (the "Borrower"), an Oklahoma company having an office at Suite 1400-115 West 7th Street, Fort Worth, TX 76102; WITNESSES THAT in consideration of the Lender providing a line of credit to the Borrower, the parties agree as follows:

1.

Line of Credit.  The parties acknowledge the Lender has provided a line of credit to the Borrower in the principal amount of up to $1,000,000.00 United States currency, increasing to $4,000,000.00 on the achievement of mutually agreed performance criteria.  The Lender shall advance funds up to the aforesaid maximum amount when and as directed by the Borrower.

2.

Payment.  The Borrower shall pay to the Lender the amount of all indebtedness owing by the Borrower to the Lender in respect of this Agreement on August 22, 2008, and shall pay interest thereon annually at the rate of ten per cent per annum calculated annually commencing August 22, 2006.

3.

Promissory Notes.  The Borrower shall deliver to the Lender from time to time, promptly on request by the Lender and in form and substance satisfactory to the Lender, promissory notes or other acknowledgement of debt evidencing the amount of all indebtedness owing by the Borrower to the Lender in respect of this Agreement.

4.

Share Conversion.  The Lender shall have the right to convert all or any part of the first $1,000,000.00 of the indebtedness owing by the Borrower into shares of the Borrower at the price of $0.90 per share, and shall have the further right to convert all or any part of the subsequent $3,000,000.00 of the indebtedness owing by the Borrower into shares of the Borrower at the price per share equal to 75% of the average closing price of the Company's shares during the five trading days prior to the date the Lender notifies the Company it wishes to convert (the "Conversion Shares").  The Conversion Shares shall be issued and delivered according to the direction of the Lender, and shall be registered for trading within three months of the date of conversion, failing which the Borrower shall issue further shares of the Borrower to the Lender equal to ten per cent of the number of Conversion Shares, and the Lender shall be released from its obligation to advance further funds pursuant to this Agreement.

5.

Representations and Warranties of the Borrower.  The Borrower represents and warrants to the Lender, and acknowledges that the Lender is relying upon such representations and warranties in entering into this Agreement, that:

(a)

the Borrower is a valid and subsisting Borrower duly incorporated and in good standing under the laws of the jurisdiction in which it is incorporated;

(b)

the Borrower has good and sufficient right and authority to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein;

(c)

the authorized capital of the Borrower consists of 48,000,000 common shares of which 13,080,690 common shares are issued and outstanding as of the date hereof as fully paid and non-assessable shares (the "Issued Shares");

(d)

the common shares of the Borrower are listed and posted for trading on the Pink Sheets and, to the best of its knowledge, the Borrower is not in default of any of the listing requirements of the Pink Sheets;

(e)

except for the Issued Shares, and any options, warrants, agreements and convertible notes disclosed in a Schedule attached to this Agreement, there are no, nor will there be immediately prior to closing, documents, instruments or other writings of any kind whatsoever which constitute a security of the Borrower;

(f)

the Issued Shares are validly issued and outstanding as fully paid and non-assessable common shares of the Borrower;

(g)

all of the material transactions of the Borrower have been promptly and properly recorded or filed in or with the books or records of the Borrower and the minute books of the Borrower contain all records of the meetings and proceedings of its directors, shareholders and other committees, if any, since its incorporation;

(h)

the Borrower holds all material licenses and permits that are required for carrying on its business in the manner in which such business has been carried on and each of the foregoing is in full force and effect;

(i)

the Borrower has the corporate power and capacity to own the assets owned by it and to carry on the business carried on by it and it is duly qualified to carry on business in all jurisdictions in which it carries on business;

(j)

the Borrower has good and marketable title to its assets free and clear of all liens, charges and encumbrances of any kind whatsoever;

(k)

the Borrower is current with all material filings required to be made in all jurisdictions in which it exists or carries on any material business and it is not in default of any filings required to be made under applicable securities laws;

(l)

all prospectuses, annual information forms, material change reports, shareholder communications, press releases and other disclosure documents of the Borrower, including all publicly filed financial statements, contain no untrue statement of a material fact as at the date thereof nor do they omit to state a material fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made and were prepared in accordance with and complied with applicable securities laws;

(m)

the audited consolidated financial statements of the Borrower for its fiscal year ended December 31, 2004, and the unaudited consolidated financial statements of the Borrower for the interim period ended June 30, 2005 of its most recent fiscal year (collectively, the "Financial Statements") are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of the Borrower for the periods then ended and the Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

(n)

there are no material liabilities of the Borrower, whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in the Financial Statements except those incurred in the ordinary course of business of the Borrower since June 30, 2005 which are recorded in its books and records;

(o)

since June 30, 2005, there has not been any adverse material change of any kind whatsoever in the financial position or condition of the Borrower, or any damage, loss or other change of any kind whatsoever in circumstances materially affecting its business or assets, or its right or capacity to carry on its business;

(p)

all tax returns and reports of the Borrower required by law to have been filed have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever of the Borrower have been paid or accrued in the Financial Statements;

(q)

to the best of its knowledge, there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting the Borrower or its directors, officers or promoters at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever which would result in an adverse material change in the financial position, business or prospects of the Borrower;

(r)

neither the Borrower nor any of its directors, officers and promoters are in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever which breach would have a material adverse effect on the financial position, business or prospects of the Borrower;

(s)

the Borrower has all requisite power and capacity and good and sufficient right and authority to enter into, deliver and carry out its obligations under this Agreement and to complete the transactions contemplated under this Agreement on the terms and conditions set forth herein; and

(t)

this Agreement has been authorized, executed and delivered by the Borrower and constitutes a valid and legally binding obligation of the Borrower enforceable against it in accordance with the terms thereof and, upon being executed and delivered, each document which is delivered by the Borrower in connection with the Financing will constitute a valid and legally binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

6.

Conditions Precedent.  The obligation of the Lender to complete the transactions contemplated in this Agreement is subject to the following conditions for the benefit of the Lender which must be fulfilled at or prior to closing, unless waived in writing by the Lender:

(a)

all actions required to be taken by or on behalf of the Borrower, including, without limitation, the passing of all requisite resolutions of directors of the Borrower, will have been taken so as to validly authorize this Agreement;

(b)

no order ceasing or suspending trading in any securities of the Borrower, or ceasing or suspending trading by the directors, officers or promoters of the Borrower, or any one of them, or prohibiting the issuance or delivery of the Conversion Shares, will have been issued and no proceedings for such purpose, to the knowledge of the Borrower, will be pending or threatened;

(c)

the Borrower will have complied in all material respects with all of its covenants and agreements contained in this Agreement; and

(d)

the representations and warranties of the Borrower contained in this Agreement will be true and correct at the time of each advance of funds by the Lender as if such representations and warranties had been made at that time.

7.

Termination of Lender's Obligations.  The Lender may terminate its obligations under this Agreement by notice in writing to the Borrower at any time if:

(a)

an adverse material change in the affairs of the Borrower occurs or is announced by the Borrower;

(b)

there should develop, occur, or come into effect any catastrophe of national or international consequence or accident, governmental law, or regulation or other occurrence of any nature which, in the opinion of the Lender, seriously affects or will seriously affect the financial

(c)

markets or the business of the Borrower or the ability of the Lender to perform its obligations under this Agreement;

(d)

the securities of the Borrower cannot, in the opinion of the Lender, be profitably sold due to the state of financial markets;

(e)

any order to cease or suspend trading in the securities of the Borrower, or an order to cease or suspend trading by a director, officer or promoter of the Borrower, or any one of them, is issued by any competent regulatory authority;

(f)

the Borrower is in breach of any material term of this Agreement;

(g)

the Lender determines that any of the material representations or warranties made by the Borrower in this Agreement are false or have become false; or

(h)

an inquiry or investigation in relation to the Borrower, or the Borrower's directors, officers or promoters, is commenced or threatened by an officer or official of any competent authority.

8.

Interpretation.  All words denoting the singular shall be pluralized throughout this Agreement as the context requires and all words denoting gender shall be construed at the context requires and will include a body corporate where the context requires.

9.

Notices.  Any notice or statement may be delivered or mailed by prepaid ordinary mail to the Borrower at the address set out above, and the Borrower shall be deemed to have received such notice or statement on the date of delivery if delivered, and five days after mailing if mailed.

10.

Enurement.  This Agreement is in addition to any other debt instrument, security or agreement between the Lender and the Borrower, and shall enure to the benefit of the Lender, its successors and assigns, and shall be binding on the Borrower, its successors and assigns.

11.

Proper Law.  This Agreement shall be governed by and construed in accordance with the laws of Delaware.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

COACH CAPITAL LLC

WENTWORTH ENERGY, INC.

Per:

Per:

Covenant Corp., its Manager

Authorized Signatory